UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10/A

(Amendment No. 3)

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

Filed December 21, 2012

KINBASHA GAMING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Florida	86-0832362
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
200 N. Westlake Blvd., Suite 204 Westlake Village, California	91362
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 435-1803
Securities to be registered pursuant to Section 12(b) of the Act: None
Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, no par value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]

Explanatory Note

The purpose of this Amendment No. 3 is to file an additional document as part of Exhibit No. 10.6. No other changes have been made to this Form 10.

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ITEM 15.

FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
3.1	Articles of Incorporation*
3.2	Amendments to Articles*
3.3	By-Laws*
4.1	Form of Common Stock certificate*
10.1	Stock Purchase Agreement dated January 31, 2012 between Registrant and Naoki Kawata*
10.2	Business Transfer Agreement dated June 18, 2012 between Kinbasha Co. Ltd and Astea Co. Ltd.; [Translated into English]*
10.3	Lease Agreements dated June 18, 2012 between Kinbasha Co. Ltd and Astea Co. Ltd. [Translated into English]*
10.4	Promissory Note payable to Higashi Nippon Bank dated March 30, 2012 [Translated into English]*
10.5	Contract of Cash Loan for consumption dated March 30, 2010 with Tsukuba Bank, Ltd. [Translated into English]*
10.6

Loan Agreement  dated February 25, 2004 with The Bank of Tokyo-Mitsubishi UFJ [Translated into English] * Contract of Additional Issue of Revolving Mortagage dated February 19, 2008 [Translated into English]**

21.1	List of subsidiaries*

 * Previously filed

 ** Filed herewith

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 21, 2012	Kinbasha Gaming International, Inc. By: /s/Masatoshi Takahama Name: Masatoshi Takahama Title: Chief Executive Officer

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